As filed with the Securities and Exchange Commission on June 22, 2006

Registration Statement No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOOG INC.

 (Exact name of registrant as specified in its charter)

New York	16-0757636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

East Aurora, New York 14052-0018

 (Address of Principal Executive Offices, including zip code)

MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN

(Full title of the plan)

Robert R. Banta

Executive Vice President and Chief Financial Officer

Moog Inc.

East Aurora, New York 14052-0018

(716) 652-2000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class B Common Stock, $1.00 par value	400,000	$ 34.22	$ 13,688,000	$ 1,464.62

(1)  This Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the employee benefit plan named above to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named above.

(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h)(1); calculated based on the average of the high and low prices for Moog’s Class B Common Stock on June 20, 2006, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 400,000 shares of Class B Common Stock of Moog Inc. for issuance under the Moog Inc. Savings and Stock Ownership Plan (the “Plan”).  In accordance with Instruction E to Form S-8, the contents of Registration Statement Nos. 333-85657, 33-57131, 33-62968, 33-33958 and 33-20069 are incorporated herein by reference, except as revised in Part II below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 (Items 1 and 2) are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement, but will be sent or given to plan participants as specified by Rule 428 promulgated under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement:

(a)  Moog’s Annual Report on Form 10-K for the year ended September 24, 2005, filed with the Commission on December 7, 2005;

(b)  The Plan’s Annual Report on Form 11-K for the year ended September 30, 2005 filed with the Commission on March 21, 2006;

(c)  All other reports filed by Moog pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above, including (i) Moog’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 filed with the Commission on February 9, 2006, (ii) Moog’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 filed with the Commission on May 11, 2006, and (iii) Moog’s Current Reports on Form 8-K filed with the Commission on November 23, 2005, December 2, 2005, December 28, 2005, January 30, 2005, February 13, 2006, February 15, 2006, February 21, 2006, April 11, 2006; and

(d)  The description of Moog’s Common Stock contained in the Registration Statement on Form 8-A, dated August 21, 2001 filed under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Moog and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the date of the filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.

Interests of Named Experts and Counsel.

Certain legal matters in connection with the issuance of shares of the Class B Common Stock registered under this Registration Statement will be passed upon for the Company by Hodgson Russ LLP.  John B. Drenning, Secretary of Moog, is a partner in Hodgson Russ and attorneys at Hodgson Russ LLP own approximately 9,483 shares of the Company’s Class A Common Stock.

Item 8.

Exhibits.

EXHIBIT NO.	DESCRIPTION

4.1

Restated Certificate of Incorporation of the Company, dated March 13, 1991, as amended by a Certificate of Amendment to the Certificate of Incorporation dated January 20, 2004, and a Certificate of Amendment to the Certificate of Incorporation dated January 18, 2005.

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hodgson Russ LLP (included in exhibit 5.1).

24.1	Power of attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on June 22, 2006.

MOOG INC.

By:   /s/ Robert R. Banta

           Robert R. Banta, Executive Vice President

           and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Robert T. Brady and Robert R. Banta, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes and he or she might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert T. Brady Robert T. Brady	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director	June 22, 2006
/s/ Robert R. Banta Robert R. Banta	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director	June 22, 2006
/s/ Donald R. Fishback Donald R. Fishback	Controller (Principal Accounting Officer)	June 22, 2006
/s/ Richard A. Aubrecht Richard A. Aubrecht	Director	June 22, 2006
Raymond W. Boushie	Director	June ____, 2006

James L. Gray	Director	June ____, 2006
/s/ Joe C. Green Joe C. Green	Director	June 22, 2006
John D. Hendrick	Director	June ____, 2006
Kraig H. Kayser	Director	June ____, 2006
/s/ Brian J. Lipke Brian J. Lipke	Director	June 22, 2006
/s/ Robert H. Maskrey Robert H. Maskrey	Director	June 22, 2006
Albert F. Myers	Director	June ____, 2006

Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on June 22, 2006.

MOOG INC. SAVINGS AND STOCK OWNERSHIP PLAN By: /s/ Joe C. Green Joe C. Green, Member of Administrative Committee

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1

Restated Certificate of Incorporation of the Company, dated March 13, 1991, as amended by a Certificate of Amendment to the Certificate of Incorporation dated January 20, 2004, and a Certificate of Amendment to the Certificate of Incorporation dated January 18, 2005.

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hodgson Russ LLP (included in exhibit 5.1).

24.1	Power of attorney (included on signature page).